Exhibit 10.10

COMPOUND THERAPEUTICS, INC.
LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT is entered into as of December 15, 2003, by and between COMERICA BANK (“Bank”) and Compound Therapeutics, Inc. (“Borrower”).
RECITALS
     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.
AGREEMENT,
     The parties agree as follows:
     1. DEFINITIONS AND CONSTRUCTION.
          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:
               “Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.
               “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.
               “Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the enforcement of the Loan Documents and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.
               “Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.
               “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or Commonwealth of Massachusetts are authorized or required to close.
               “Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than owners of stock of the Borrower as of the date hereof or any Affiliates thereof becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.
               “Closing Date” means the date of this Agreement.
               “Code” means the California Uniform Commercial Code.
               “Collateral” means the property described on Exhibit A attached hereto.

               “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
               “Copyrights” means all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright.
               “Credit Extension” means each Term Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.
               “Daily Balance” means the amount of the Obligations owed at the end of a given day.
               “Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest, but only to the extent such is included in Collateral.
               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
               “Event of Default” has the meaning assigned in Article 8.
               “GAAP” means generally accepted accounting principles as in effect from time to time.
               “Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding obligations associated with deferred revenue liabilities), including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.
               “Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
               “Intellectual Property Collateral” means all of Borrower’s right, title, and interest in and to any Copyrights, Trademarks and Patents, all general intangibles (including software, but excluding payment intangibles) relating to Copyrights, Trademarks and Patents, excluding (i) insurance proceeds, (ii) all supporting obligations and the security therefor and (iii) any cash proceeds and/or noncash proceeds of any of the foregoing.

               “Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.
               “Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
               “IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
               “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
               “Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.
               “Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the priority of Bank’s security interests in the Collateral.
               “Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.
               “Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.
               “Patents” means all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) damages, payments, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing.
               “Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.
               “Permitted Indebtedness” means:
               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing or committed on the Closing Date and disclosed in the Schedule;
               (c) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided that (i) except for equipment acquired from Phylos, Inc., such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such additional Indebtedness (over and above what is otherwise permitted herein) does not exceed $1,500,000 in the aggregate principal amount outstanding at any given time;
               (d) Subordinated Debt;
               (e) Contingent Obligations entered into in the ordinary course of business (e.g. collaboration agreements); and
               (f) Indebtedness owing to a Strategic Partner secured by a Lien described in clause
               (g) of the defined term “Permitted Liens”.
               “Permitted Investment” means:
               (a) Investments existing on the Closing Date disclosed in the Schedule;
               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts;
               (c) Repurchases of stock from former employees, directors and consultants of Borrower, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases;
               (d) Investments accepted in connection with transfers permitted under Sections 7.1 and 7.3 hereof;
               (e) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;
               (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers, suppliers or others and in settlement of delinquent obligations of, and other disputes arising in the ordinary course of Borrower’s business;
               (g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers, suppliers and others who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary; and
               (h) Investments in joint ventures, strategic alliances or collaborations in each case in the ordinary course of Borrower’s business consisting of the licensing or assignment of technology, the development of technology or the providing of technical support made upon prior written notice to Bank in detail reasonably acceptable to Bank.
               “Permitted Liens” means the following:

               (a) Any Liens disclosed in the Schedule or arising under this Agreement or the other Loan Documents;
               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;
               (c) Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing (or refinancing) the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired, improvements thereon, and replacements thereof and additions thereto, and the proceeds of the foregoing;
               (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;
               (e) Liens arising from final judgments, decrees or attachments not to exceed $500,000 in amount against Borrower;
               (f) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions in accordance with the terms hereof; and
               (g) Liens granted to Strategic Partners on Intellectual Property advanced, deposited, delivered or contributed to Borrower by such Strategic Partners, or developed by Borrower for such Strategic Partners, on terms consented to by Bank, which consent shall not be unreasonably delayed or withheld.
               “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
               “Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.
               “Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.
               “Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.
               “Strategic Partner” means a Person engaged with Borrower in one or more joint ventures, strategic alliances or collaborations entered into in the ordinary course of Borrower’s business, which Persons shall not be banks, financial institutions, equipment lessors, equipment financers or other Persons regularly engaged in the business of lending or investing money.
               “Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).
               “Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through another Subsidiary.
               “Term Advance” has the meaning set forth in Section 2.1(a).

               “Tenn Line” means credit extensions of up to Two Million Dollars ($2,000,000).
               “Term Maturity Date” means June 15, 2007.
               “Trademarks” means all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark.
               “Warrant” shall mean the warrant to purchase stock of the Borrower described in section 3.1(d) hereof.
          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto.
     2. LOAN AND TERMS OF PAYMENT.
          2.1 Credit Extensions.
               Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.
               (a) Term Advances.
                    (i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Term Advances to Borrower in an aggregate amount not to exceed the Term Line. The first Term Advance may be up to One Million Five Hundred Thousand Dollars ($1,500,000), and may be requested at any time within ten (10) days after the Closing Date. The second Term Advance may be up to Five Hundred Thousand Dollars ($500,000), and may be requested at any time within ten (10) days after Borrower receives at least $5,500,000 of proceeds from the sale or issuance of its Tranche B Series A Preferred Stock. Borrower shall use the proceeds of the Term Advances to purchase, or to refinance (including the replacement of cash used by the Borrower therefor) the purchase, certain assets of Phylos, Inc.
                    (ii) Interest shall accrue from the date of each Term Advance at the rate specified in Section 2.3, and shall be payable monthly on the first day of each month so long as any Term Advances are outstanding. Any Term Advances that are outstanding on June 15, 2004, shall be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on July 1, 2004, and continuing on the same day of each month thereafter through the Term Maturity Date, at which time all amounts owing under this Section 2.1(a) and any other amounts owing under this Agreement shall be immediately due and payable. Term Advances, once repaid, may not be reborrowed. Borrower may prepay any Term Advances, in whole or in part, without penalty or premium.
                    (iii) When Borrower desires to obtain an Term Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time on the Business Day on which the Term Advance is to be made. Such notice shall be substantially in the form of Exhibit B, and shall include evidence of Borrower’s right to purchase the assets.
          2.2 Overadvances. If the aggregate amount of the outstanding Term Advances exceeds the Term Line at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.
          2.3 Interest Rates, Payments, and Calculations.

               (a) Interest Rates. Except as set forth in Section 2.3(b), the Term Advances shall bear interest, on the outstanding Daily Balance thereof, at a fixed rate equal to Seven Percent (7.0%) per annum.
               (b) Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, during the continuance of an Event of Default, at a rate equal to three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default. The default rate shall not be increased again (i.e. 3 more percentage points above a rate already increased by 3 percentage points) upon the occurrence of a subsequent Event of Default.
               (c) Payments. Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Term Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.
               (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
          2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:00 p.m. Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.
          2.5 Fees. Borrower shall pay to Bank the following:
               (a) Facility Fee. On the Closing Date, a fee equal to $15,000, of which $5,000 was paid upon commitment, and $10,000 shall be due on the Closing Date, and which shall be nonrefundable; and
               (b) Bank Expenses. After the Closing Date, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they are incurred by Bank.
          2.6 Additional Costs. In case any changes after the Closing in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):
               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, Bank; or
               (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof in writing. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error. Bank agrees that it will allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank’s customary practice.
          2.7 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations (other than in connection with the Warrant) remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank’s lien on the Collateral shall remain in effect for so long as any Obligations (other than the Warrant) are outstanding.
     3. CONDITIONS OF LOANS.
          3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:
               (a) this Agreement;
               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;
               (c) UCC National Form Financing Statement;
               (d) a warrant to purchase stock;
               (e) an agreement to provide insurance;
               (f) payment of the fee then due specified in Section 2.5 hereof;
               (g) current financial statements of Borrower; and
               (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
          3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:
               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and
               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.
     4. CREATION OF SECURITY INTEREST.
          4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Bank agrees not to require control agreements with respect to accounts maintained outside Bank pursuant to Section 6.7, and acknowledges that, by not obtaining such control agreements, Bank may not have a first priority security interest therein.
          4.2 Release of Intellectual Property Collateral. Upon Borrower’s receipt of at least $10,000,000 of proceeds from the sale or issuance of its Series B Preferred Stock (or other financing subsequent or in addition to the $5,500,000 Series A Preferred Stock sale or issuance) and/or from collaboration agreements entered into by the Borrower (or a combination of the foregoing), as long as an Event of Default is not then continuing, Bank shall thereupon release its Lien on the Intellectual Property Collateral. Upon Borrower’s receipt of at least $5,500,000 of proceeds from the sale or issuance of its Series A Preferred Stock, as long as an Event of Default is not then continuing, Bank shall release its Lien on the Intellectual Property Collateral upon Borrower’s payment of $500,000 as a partial prepayment on account of the outstanding Term Advances. Upon the occurrence of any of the foregoing events, the Bank shall take such action and provide such documentation as the Borrower shall reasonably request to evidence and effectuate such releases of the Intellectual Property Collateral. Despite any release of Bank’s Lien on the Intellectual Property Collateral, (i) Bank will retain a Lien on the cash and noncash proceeds from a disposition of any interest in the Intellectual Property Collateral, whether such proceeds are in the form of accounts, general intangibles, or payment intangibles, and (ii) Borrower shall continue to agree not to grant a security interest to any Persons other than Strategic Partners except for Permitted Liens. Bank’s Lien shall not include Intellectual Property invested or otherwise contributed by Strategic Partners to Borrower for one or more particular projects where such investment or contribution, by its terms, restricts the application of such cash or property to such projects and Bank has consented to the terms of such investment or contribution, which consent shall not be unreasonably delayed or withheld.
          4.3 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the reasonable request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Bank shall, from time to time, execute and deliver to Borrower, at its request, all acknowledgements, releases, and documents necessary or advisable to evidence or effectuate the exclusion or release of certain assets from the Bank’s Collateral.
          4.4 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of or any other matter relating to, the Collateral.
     5. REPRESENTATIONS AND WARRANTIES.
          Borrower represents and warrants as follows:
          5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified except where the failure to so qualify would not have a Material Adverse Effect.
          5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound.
          5.3 No Prior Encumbrances. Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.
          5.4 Bona Fide Accounts. The Accounts are bona fide existing obligations. The property and services giving rise to such Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor.
          5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.
          5.6 Intellectual Property Collateral. Borrower is the sole owner of or has the right to use the Intellectual Property Collateral, and may enter into licenses, assignments or collaboration agreements with respect to the Intellectual Property Collateral in the ordinary course of business. Each of the issued Patents is valid and enforceable, and no material part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party in any manner that could reasonably be expected to cause a Material Adverse Effect.
          5.7 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All Borrower’s Inventory and Equipment is located only at the location(s) set forth in Section 10 hereof or on the Schedule.
          5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.
          5.9 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.
          5.10 Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.
          5.11 Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could reasonably be expected to result in Borrower’s incurring any material liability. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not

violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.
          5.12 Environmental Condition. Except as disclosed in the Schedule, none of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than substantially in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; to Borrower’s knowledge, no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.
          5.13 Taxes. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein or which are being contested in good faith and for which adequate reserves have been made.
          5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.
          5.15 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, the failure to obtain which could reasonably be expected to have a Material Adverse Effect.
          5.16 Accounts. Except as disclosed in the Schedule, none of Borrower’s nor any Subsidiary’s property is maintained or invested in a bank account or investment account with a Person other than Bank.
          5.17 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, as of the date thereof (it being recognized by the Bank that projections and forecasts provided by the Borrower in good faith and based on reasonable assumptions are not viewed as facts and that the actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
     6. AFFIRMATIVE COVENANTS.
          Borrower covenants and agrees that, until payment in full of all outstanding Obligations (other than the Warrant) , and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:
          6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law (except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect
          6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.
          6.3 Financial Statements, Reports, Certificates. Borrower shall deliver the following to Bank in each case at both the Inglewood and the Boston addresses referenced in Section 10: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer, (b) as soon as available, but in any event within one hundred fifty (150) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank (provided such opinion may contain a “going concern” qualification as long as the results of Borrower’s operations are substantially in accordance with financial budgets submitted to Bank by each year within 60 days after the close of each fiscal year and approved by Bank, which approval will not be unreasonably withheld; (c) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, all reports on Forms 10-K and l0-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or more; (e) such financial budgets or other financial information as Bank may reasonably request from time to time; and (f) within one hundred fifty (150) days after the end of Borrower’s fiscal year, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s intellectual property.
     Borrower shall deliver to Bank with the monthly financial statements, at both the Inglewood and the Boston addresses referenced in Section 10, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.
     Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than once per year unless an Event of Default has occurred and is continuing.
          6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Five Hundred Thousand Dollars ($500,000).
          6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.
          6.6 Insurance.
               (a) Borrower, at its expense, shall keep the Collateral (excluding the Intellectual Property Collateral) insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.
               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.
          6.7 Accounts. Borrower shall maintain and shall cause each of its Subsidiaries to maintain its primary depository, operating, and investment accounts with Bank and/or Comerica Securities, Inc. Borrower may maintain up to fifteen percent (15%) of its cash outside Bank. After Borrower receives at least $10,000,000 of proceeds from the sale or issuance of its Series B Preferred Stock (or other financing subsequent or in addition to the $5,500,000 Series A Preferred Stock sale or issuance) and/or from collaboration agreements or a combination of the foregoing, Borrower may maintain up to thirty percent (30%) of its cash outside Bank.
          6.8 Intellectual Property Rights.
               (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.
               (b) Borrower shall give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office and the United States Copyright Office, including the date of such filing and the registration or application numbers, if any in accordance with the provisions at Section 6.3 hereof.
               (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public unless Borrower, in its reasonable business judgment, deems it appropriate to take such action or allow such to occur.
          6.9 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.
     7. NEGATIVE COVENANTS.
          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations (other than the warrant) or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:
          7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of licenses, assignments and similar and other arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business

(including, in connection with collaboration arrangements); or (iii) Transfers of excess, worn-out or obsolete Equipment.
          7.2 Change in Business, Change in Control or Executive Office. Engage in any non-life science business, or permit any of its Subsidiaries to engage in any non-Iife science business; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank’s prior written consent, which shall not be unreasonably withheld, change the date on which its fiscal year ends.
          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person without the consent of Bank, not to be unreasonably withheld, conditioned or delayed.
          7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.
          7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so, other than in agreements entered into with Strategic Partners with respect to Intellectual Property invested in, or generated by, joint ventures, strategic alliances or collaborations entered into in the ordinary course of Borrower’s business.
          7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees, consultants and service providers, pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.
          7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or except as permitted in section 6.7 hereof maintain or invest any of its Collateral with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.
          7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person,
          7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.
          7.10 Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment, or store or maintain any Equipment or Inventory at a location other than the location set forth in Section 10 of this Agreement.

          7.11 Compliance. Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA resulting in Borrower incurring a material liability, permit a Reportable Event or Prohibited Transaction, as defined in ERISA resulting in Borrower incurring a material liability, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.
     8. EVENTS OF DEFAULT.
          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:
          8.1 Payment Default. If Borrower fails to pay, within three (3) Business Days of when due, any of the Obligations, other than Bank Expenses, which shall be due and payable within thirty (30) days of the date of invoice;
          8.2 Covenant Default.
               (a) If Borrower fails to perform any obligation under Article 6 within three (3) Business Days of when due or violates any of the covenants contained in Article 7 of this Agreement; or
               (b) If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future material agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within twenty days after Borrower receives notice thereof, provided, however, that if the default cannot by its nature be cured within the twenty day period or cannot after diligent attempts by Borrower be cured within such twenty day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.
          8.3 Material Adverse Effect. If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;
          8.4 Attachment. If any material portion of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity, and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim in excess of $500,000 becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within twenty days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);
          8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within forty-five (45) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in the acceleration of the maturity of any Indebtedness for borrowed money in an amount in excess of Five Hundred Thousand Dollars ($500,000);
          8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;
          8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or
          8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.
     9. BANK’S RIGHTS AND REMEDIES.
          9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:
               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);
               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;
               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;
               (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;
               (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;
               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

     (g) Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order as is appropriate;
     (h) Bank may credit bid and purchase at any public sale; and
     (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.
          9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forrns of payment or security that may come into Bank’s possession (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.3 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than the Warrant) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.
          9.3 Accounts Collection. At any time after the occurrence of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.
          9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.
          9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.
          9.6 Remedies Cumulative. Bank’s rights and remedies undor this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7 Demand; Protest. Except as otherwise provided herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.
          9.8 Commercial Reasonableness. Bank acknowledges its obligation to exercise any and all rights and remedies under this Agreement in a commercially reasonable manner.
     10. NOTICES.
          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	Compound Therapeutics, Inc.
1365 Main Street
Waltham, MA 02451
Attn: Frank Lee, President and CEO
FAX: (781) 891-3843

With a copy to	Hale and Don LLP
Bay Colony Corporate Center
1100 Winter Street Waltham, MA 02451
Phone: 781-966-2001
Fax: 781-966-2100
Attn: John H. Chory, Esq.

If to Bank	Comerica Bank
9920 S. La Cienega Blvd., Suite 1401
Inglewood, CA 90301
Attn: Manager
FAX: (310) 338-6110

with a copy to:	Comerica Bank
100 Federal Street, 28th Floor
Boston, MA 02110
Attn: Kristen Kosofsky and Gauri Ponappa
FAX: (617) 757-6351
     Notwithstanding the foregoing, notice given to Borrower in accordance with this Section 10 shall be effective despite any failure to provide a copy of such notice to Borrower’s counsel. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
     11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR

STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     12. GENERAL PROVISIONS.
          12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.
          12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.
          12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
          12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
          12.5 Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.
          12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.
          12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than the Warrant) remain outstanding or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPUND THERAPEUTICS, INC.

By:	/s/

Title: CEO

COMERICA BANK

By:	/s/

Title: Sr. Vice President

DEBTOR	Compound Therapeutics, Inc.

SECURED PARTY:	COMERICA BANK
EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT
     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
               (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
               (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
               (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
               (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
               (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.99I (S.B. 45), Section 35, operative July 1, 2001.
               Notwithstanding anything to the contrary, the foregoing shall not include, and shall specifically exclude the following: (i) assets that secure, or are intended to secure, or are otherwise the subject of capital financing/lease arrangements in existence as of the Closing Date, (ii) assets that are financed or refinanced under the provisions of clause (c) of the definition of “Permitted Indebtedness”, (iii) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law, (iv) Intellectual Property advanced, deposited, delivered or contributed to Debtor by such a Strategic Partner, or developed by Borrower for such Strategic Partner, on terms consented to by Bank, which consent shall not be unreasonably delayed or withheld, and (v) any contract, instrument or chattel paper in which Borrower has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, instrument or chattel paper, or (ii) such prohibition would be rendered ineffective pursuant to Section s 9-407(a) or 9-408(a) of Revised Article 9 of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the foregoing shall include, and the Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, instrument or chattel paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Bank’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, instrument or chattel paper and in any such monies and other proceeds of such contract, instrument or chattel paper.

EXHIBIT B

TECHNOLOGY & LIFE SCIENCES DIVISION
LOAN ANALYSIS
LOAN ADVANCE/PAYDOWN REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 3:30 P.M. Eastern Time
DEADLINE FOR WIRE TRANSFERS IS 3:30 P.M. Eastern Time

TO: Loan Analysis DATE:______________ TIME:____________________
FAX #: (650) 846-6840

FROM: Compound Therapeutics. Inc. Borrower's Name **FROM** ________________________ Authorized Signer's Name **FROM:** _ _______________________ Authorized Signature (Borrower) **PHONE #:** ________________________ **FROM ACCOUNT#:** ____________________ (please include Note number, if applicable) **TO ACCOUNT #:** ______________________ (please include Note number, if applicable)	**TELEPHONE REQUEST (For Bank Use Only):** The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me. ____________________________ Authorized Request & Phone # ____________________________ Received by (Bank) & Phone # ____________________________ Authorized Signature (Bank)

<u>REQUESTED TRANSACTION TYPE</u>	<u>REQUESTED DOLLAR AMOUNT</u>	For Bank Use Only
PRINCIPAL INCREASE* (ADVANCE) PRINCIPAL PAYMENT (ONLY) OTHER INSTRUCTIONS: ____ ____	$_______________________ $_______________________	Date Rec'd: Time: Comp. Status: YES NO Status Date: Time: Approval:

***IS THERE A WIRE REQUEST T TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE) YES NO**
If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number
The items marked with an asterisk (*) are required to be completed.		
*Beneficiary Name		
*Beneficiary Account Number		
*Beneficiary Address		
Currency Type	US DOLLARS ONLY	
*ABA Routing Number (9 Digits)		
*Receiving Institution Name		
*Receiving Institution Address		
*Wire Account	$

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	Compound Therapeutics, Inc.
     The undersigned authorized officer of Compound Therapeutics, Inc. hereby certifies in such capacity that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement’’), Borrower is in complete compliance for the period ending ___with all required covenants except as noted below. Attached herewith are the required documents supporting the above certification. The Officer further certifies in such capacity that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 150 days	Yes	No
10K and 10Q	(as applicable)	Yes	No
Financial Budget	FYE within 60 days	Yes	No

IP Report	FYE within 150 days	Yes	No

Information Disclosure
Total amount of Borrower’s cash and investments	Amount: $
Total amount of Borrower’s cash and investments	Amount: $
maintained with Bank

Financial Covenant	Required	Actual	Complies

None

Comments Regarding Exceptions: See Attached

Sincerely,

Compound Therapeutics, Inc.
By:

SIGNATURE

TITLE

DATE

BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status Yes No

SCHEDULE OF EXCEPTIONS
Permitted Indebtedness
Indebtedness owed by Borrower to General Electric with respect to loans outstanding, commitments to lend and amounts in connection with the acquisition of the assets of Phylos, not to exceed $2,200,000 in principal amount.
Unsecured Indebtedness of a principal amount of up to $500,000 owing to one or more of Borrower’s shareholders, which Indebtedness may be repaid upon Borrower’s receipt after the Closing Date of at least $5,500,000 of proceeds from the sale or issuance of its equity securities.
Permitted Investments
None.
Permitted Liens
Liens on Equipment (as defined in the Code), soft costs, third party software, leasehold improvements, and the proceeds thereof securing any Indebtedness described on this Schedule above. The property subject to such Lien shall not include any accounts; proprietary patents, copyrights, trademarks; or payment intangibles.
Liens on assets currently owned by Phylos (and subject to a pledge in favor of General Electric) to the extent such assets are acquired by Borrower and pledged as security under the General Electric loans described above.
Names; Locations
128 Spring Street
Lexington, Massachusetts
Litigation and Environmental
None
Accounts
Silicon Valley Bank Checking Account #3300377738
Silicon Valley Bank Investment Account #88602681

CORPORATE RESOLUTIONS TO BORROW

Borrower: Compound Therapeutics, Inc

     I, the undersigned Secretary or Assistant Secretary of Compound Therapeutics, Inc. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.
     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.
     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions (the “Resolutions”) were adopted.
     BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:
     Borrow Money. To borrow from time to time from Comerica Bank (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.
     Execute Loan Documents. To execute and deliver to Bank that certain Loan and Security Agreement dated as of December 15, 2003 (the “Loan Agreement”) and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, including any amendments, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.
     Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.
     Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.
     Warrants. To issue Bank warrants to purchase the Corporation’s capital stock.

1

     Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.
     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in felt force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.
     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.
     IN WITNESS WHEREOF, I have hereunto set my hand on December ___, 2003 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X

2

COMERICA BANK
Member FDIC
ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Term Advance)

Name(s): Compound Therapeutics, Inc.	Date:

$	credited to deposit account No. when Advances are requested by Borrower

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to
$	to
$	TOTAL (AMOUNT FINANCED)
Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

Compound Therapeutics, Inc.		Compound Therapeutics, Inc.

By:		By:
	Signature		Signature

3

AGREEMENT TO PROVIDE INSURANCE

TO: COMERICA BANK	Date: December 15, 2003
attn: Collateral Operations, M/C 4604
9920 South La Cienega Blvd, 14th Floor
Inglewood, CA 90301	Borrower: Compound Therapeutics, Inc.
     In consideration of a loan in the amount of $2,000,000, secured by all tangible personal property (excluding equipment secured or intended to be secured by Permitted Indebtedness) including inventory and equipment.
     I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.
     I/We also agree to advise the below named agent to add Comerica Bank as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.
     I/we understand that the policy must contain:
1.	Fire and extended coverage in an amount sufficient to cover:
(a)	The amount of the loan, OR

(b)	All existing encumbrances, whichever is greater,
     But not in excess of the replacement value of the improvements on the real property.
2.	Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.
INSURANCE INFORMATION

Insurance Co./Agent	Telephone No.:

Agent’s Address:
Signature of Obligor:
Signature of Obligor:
FOR BANK USE ONLY
INSURANCE VERIFICATION: Date:
Person Spoken to:
Policy Number.
Effective From:                                  To:
Verified by:

4

COMERICA BANK	AUTOMATIC DEBIT AUTHORIZATION
Member FDIC

To: Comerica Bank
Re: Loan#
You are hereby authorized and instructed to charge account No. _________ in the name of Compound Therapeutics, Inc.

for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.
___Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
___Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
___Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
This Authorization is to remain in full force and effect until revoked in writing.

Borrower	Signature	Date

Compound	Therapeutics, Inc.

By:

Title:

5

COMERICA BANK

COMERICA BANK
Phone: (800) 413-4624	CLIENT AUTHORIZATION
Fax (617) 757-6310
General Authorization
Compound Therapeutics, Inc. hereby authorizes Comerica Bank to use its name, logo, and information relating to our banking relationship in its marketing and advertising campaigns which is intended for Comerica Bank’s customers, prospects and shareholders.
Comerica Bank will forward any advertising or article including client for prior review and approval.
Compound Therapeutics, Inc.

By:
Signature

Printed Name Title

Company

Mailing Address

City, State, Zip Code

Phone Number

Fax Number

E-Mail

Date

6

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This First Amendment to Loan and Security Agreement is entered into as of July 8, 2005 (the “Amendment”), by and between COMERICA BANK (“Bank”) and COMPOUND THERAPEUTICS, INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 16, 2003 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
     1. Certain defined terms in Section 1.1 of the Agreement are hereby added or amended, as applicable, to read as follows:
“Credit Extension” means the Equipment Term Loan, each Term Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.
“Equipment Term Loan” means the cash advance made under Section 2.1(a).
“Term Advance(s)” means a cash advance or cash advances under Section 2.1(b).
     2. Section 2.1(a) of the Agreement is amended to read as follows:
(a) Equipment Term Loan. As of July 8, 2005, there is an aggregate principal balance outstanding under the Agreement of $1,277,777.85 plus accrued interest of $1739.20 for a total amount outstanding of $1,279,517.05(the “Existing Debt”) on account of cash advances previously made by Bank to Borrower. On or about July 8, 2005, Bank shall make one (1) Equipment Term Loan in an amount of up to $1,500,000. Borrower shall use the first proceeds of the Equipment Term Loan to repay the Existing Debt in full. Borrower may use the remaining portion of the Equipment Term Loan to purchase Equipment or for such other corporate purpose as Borrower determines. The Equipment Term Loan shall bear interest at the rate specified in Section 2.3(a), which interest shall be payable on the first day of each month, beginning August 1, 2005, and continuing for so long as any portion of the Equipment Term Loan remains outstanding. The portion of the Equipment Term Loan that is outstanding on July 1, 2006 shall be payable in forty-two (42) equal monthly installments of principal, plus all accrued interest, beginning on August 1, 2006, and continuing on the same day of each month thereafter through January 1, 2010, at which time all amounts owing under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay all or any portion of the Equipment Term Loan without penalty or premium, each prepayment to be applied first to interest, then to principal installments, as directed by the Borrower.

7

     3. A new Section 2.1(b) is added to the Agreement to read as follows:
     (b) Term Advances.
          (i) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through April 1, 2006, Bank agrees to make Term Advances to Borrower in an aggregate amount not to exceed Four Million Dollars ($4,000,000), provided that the aggregate outstanding Credit Extensions shall at no time exceed Five Million Dollars ($5,000,000).
          (ii) Interest shall accrue from the date of each Term Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the first day of each month so long as any Term Advances are outstanding. Any Term Advances that are outstanding on July 1, 2006 shall be payable in forty-two (42) equal monthly installments of principal, plus all accrued interest, beginning on August 1, 2006, and continuing on the same day of each month thereafter through January 1, 2010, at which time all amounts owing under this Section 2.1(b) shall be immediately due and payable. Term Advances, once repaid, may not be reborrowed. Borrower may prepay any Term Advances without penalty or premium, each prepayment to be applied first to interest, then to principal installments, as directed by the Borrower
          (iii) When Borrower desires to obtain a Term Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time three (3) Business Days before the day on which the Term Advance is to be made. Such notice shall be substantially in the form of Exhibit B.
     4. Section 2.2 of the Agreement is amended to read as follows:
     2.2 Overadvances. If the outstanding Credit Extensions at any time exceed Five Million Dollars ($5,000,000), Borrower shall immediately pay to Bank, in cash, the amount of such excess.
     5. Section 2.3(a) of the Agreement is amended to read as follows:
     (a) Interest Rates. Except as set forth in Section 2.3(b), the Credit Extensions shall bear interest, on the outstanding Daily Balance thereof, at a fixed rate equal to seven and one quarter percent (7.25%) per annum.
     6. In addition to the reports otherwise required under Section 6.3, within 30 days after the last day of each fiscal year, Borrower shall deliver to Bank a month by month financial forecast for the following year approved by Borrower’s board of directors.
     7. The contact information of the Borrower set forth in Section 10 of the Agreement is amended to read as follows:

8

Compound Therapeutics, Inc.
100 Beaver Street
Suite 300
Waltham, MA 02453
Attn: President
FAX: (781) 891-3796
     8. Bank consents to Borrower’s delivery of its audited financial statements for fiscal years 2003 and 2004 by September 1, 2005, and waives any Event of Default caused by Borrower’s failure to deliver such statements before such date.
     9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.
     10. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that, except as described in paragraph 8 above, no Event of Default has occurred and is continuing.
     11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
          (a) this Amendment, duly executed by Borrower;
          (b) a non-refundable loan fee of $2,500, plus all Bank Expenses incurred through the date of this Amendment;
          (c) a warrant to purchase stock;
          (d) Corporate Resolutions to Borrow;
          (e) an agreement to provide insurance, an automatic debit authorization, and disbursement instructions; and
          (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

9

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

COMPOUND THERAPEUTICS, INC.
By:	John Edwards

Title:	COO

COMERICA BANK
By:	/s/

Title:	Vice President

10

ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Equipment Term Loan)

Name: COMPOUND THERAPEUTICS, INC.	Date: July 8, 2005
     $217,982.95           credited to deposit account No.                      when Advances are requested by Borrower
     $1,279,517.05       applied in payment of Existing Debt
Amounts paid to others on your behalf:

$2,500	to Comerica Bank for Loan Fee

$	to Bank counsel fees and expenses

$	to

$	to

$___	TOTAL (AMOUNT FINANCED)
Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

/s/ John Edwards

Signature	Signature

11

COMERICA BANK
Member FDIC
ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Term Advances)

Name(s): Compound Therapeutics, Inc.	Date:

$	credited to deposit account No. when Advances are requested or disbursed to Borrower by cashiers check or wire transfer
Amounts paid to others on your behalf:

$

$

$

$

$	to

$	to

$	TOTAL (AMOUNT FINANCED)
Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

Signature	Signature

12

Corporation Resolutions and Incumbency Certification
Authority to Procure Loans
I certify that I am the duly elected and qualified Secretary of Compound Therapeutics, Inc. (the “Corporation”); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.
Copy of Resolutions:
Be it Resolved, That:
1.	Any one (1) of the following (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:
(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), a Michigan banking corporation, including, without limitation, that certain Loan and Security Agreement dated as of December 16, 2003, as may subsequently be amended from time to time.

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)	Issue a warrant or warrants to purchase the Corporation’s capital stock; and

(f)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.
2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

13

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.
I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:
(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on July ___, 2005.

Secretary

The Above Statements are Correct.

signature of officer or director or, if none. a shareholder other than secretary when secretary is authorized to sign alone.
Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

14

AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK	Date: July ___, 2005
Attn: Deni M. Snider, MC 4770
75 E. Trimble Road
	San Jose, CA 95131	Borrower: Compound Therapeutics, Inc.
In consideration of a loan in the maximum amount of $5,000,000, secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add Comerica Bank as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:
1.	Fire and extended coverage in an amount sufficient to cover:
(a)	The amount of the loan, OR

(b)	All existing encumbrances, whichever is greater,
But not in excess of the replacement value of the improvements on the real property.

2.	Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.
INSURANCE INFORMATION
Insurance Co./Agent Telephone No.:

Agent’s Address:

Signature of Obligor: /s/ John Edwards

Signature of Obligor:

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:

Person Spoken to:

Policy Number:

Effective From: To:

Verified by:

COMERICA BANK
AUTOMATIC DEBIT AUTHORIZATION
Member FDIC
To: Comerica Bank
Re: Loan #
You are hereby authorized and instructed to charge account No.                                          in the name of Compound Therapeutics, Inc. for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.
X Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
X Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
X Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature	Date

/s/ John Edwards	7/7/05

COMERICA BANK
AUTOMATIC DEBIT AUTHORIZATION
Member FDIC
To: Comerica Bank
Re: Loan #
You are hereby authorized and instructed to charge account No.                                          in the name of Compound Therapeutics, Inc. for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.
X Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
X Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
X Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.
This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature	Date

/s/ John Edwards	7/7/05

SCHEDULE OF EXCEPTIONS
Permitted Indebtedness
Indebtedness owed by Borrower to General Electric with respect to loans outstanding, commitments to lend and amounts in connection with the acquisition of the assets of Phylos, not to exceed $1,100,000 in principal amount.
Permitted Investments
None.
Permitted Liens
Liens on Equipment (as defined in the Code), soft costs, third party software, leasehold improvements and the proceeds thereof securing any Indebtedness described on this Schedule above. The property subject to such Liens shall not include any accounts, proprietary patents, copyrights, trademarks or payment intangibles.
Liens on assets owned by Phylos (and subject to a pledge in favor of General Electric) to the extent such assets were acquired by Borrower and pledged as security under the General Electric loans described above.
Name; Location of Chief Executive Office
On a routine basis and in the ordinary course of business, laptops, portable computers, office supplies, peripherals and similar equipment used by employees of the Borrower are located at the residences of these employees and are used during employee travel.
Litigation
None.
No Material Adverse Change in Financial Statements
The carrying value of the assets acquired by the Borrower in connection with the Borrower’s acquisition of Phylos will be written down in connection with the issuance of the Borrower’s annual audited financial statements for fiscal years 2003 and 2004.
Environmental
None.
Taxes
The Borrower has not filed tax returns for fiscal years 2003 and 2004. These tax returns will be filed in connection with the completion of audits of the financials statements of the Borrower for such fiscal years.
Accounts
Silicon Valley Bank Checking Account #3300377738
Silicon Valley Bank Investment Account #88602681